Exhibit 99.2
Post Holdings Announces Cash Tender Offer for 5.625% Senior Notes Due 2028
ST. LOUIS, August 8, 2024 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced it has commenced a cash tender offer (the “Tender Offer”) to purchase up to $475.0 million in aggregate principal amount (subject to increase, the “Maximum Tender Amount”) of its 5.625% senior notes due 2028 (the “Notes”).
Offer to Purchase up to $475.0 million in Aggregate Principal Amount of the Notes Listed Below:

Title of Security	CUSIP Nos.	ISINs	Principal Amount Outstanding	Maximum Tender Amount	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread(1)	Early Tender Premium(2)(3)
5.625% Senior Notes due 2028	737446AN4 U7318UAN2	US737446AN44 USU7318UAN29	$939,920,000	$475.0 million	4.500% Treasury due November 30, 2024	PX 3	+50bps	$50
(1)In no event will the Early Tender Consideration (defined below) payable in respect of the principal amount of Notes tendered pursuant to the Tender Offer exceed $1,018.75 for each $1,000 principal amount of Notes so tendered.
(2)Per $1,000 principal amount.
(3)The Early Tender Consideration for the Notes validly tendered at or prior to the Early Tender Time (defined below) and accepted for purchase is calculated using the Fixed Spread (defined below) and is inclusive of the Early Tender Premium (defined below).
Tender Offer Details
The Tender Offer is being made on the terms and subject to the conditions, including a financing condition, set forth in the Offer to Purchase, dated August 8, 2024 (as it may be amended or supplemented, the “Offer to Purchase”), which sets forth a more detailed description of the Tender Offer. Holders of the Notes are urged to read carefully the Offer to Purchase before making any decision with respect to the Tender Offer.
Subject to the Maximum Tender Amount, proration (if applicable) and the satisfaction or waiver of the conditions to the Tender Offer, including that the Company has received proceeds from a senior notes offering sufficient, determined in the Company’s sole discretion, to fund the purchase of the Notes (the “Financing Condition”), the Company will accept for purchase on the Early Settlement Date or the Final Settlement Date (each defined below), as applicable, Notes validly tendered in the Tender Offer.
The Tender Offer will expire at 5:00 p.m., New York City time, on September 6, 2024, or any other date and time to which the Company extends the Tender Offer (such date and time, as it may be extended, the “Expiration Time”), unless earlier terminated.
To be eligible to receive the Early Tender Consideration, which includes an early tender premium of $50 per $1,000 principal amount of Notes (the “Early Tender Premium”), holders of Notes must validly tender their Notes at or prior to 5:00 p.m., New York City time, on August 21, 2024, unless extended or the Tender Offer is earlier terminated by the Company (such date and time, as it may be extended, the “Early Tender Time”).
Holders of Notes that validly tender their Notes after the Early Tender Time, but at or prior to the Expiration Time, will only be eligible to receive the Late Tender Consideration (defined below).

Priority of Acceptance and Proration
Notes validly tendered at or prior to the Early Tender Time will be accepted for purchase in priority to other Notes validly tendered after the Early Tender Time. Accordingly, if the Maximum Tender Amount is reached as a result of tenders of Notes made at or prior to the Early Tender Time, Notes tendered after the Early Tender Time will not be accepted for purchase (unless the Maximum Tender Amount is increased by the Company, in its sole discretion, subject to applicable law). If the aggregate principal amount of Notes validly tendered exceeds the Maximum Tender Amount on the applicable settlement date, the amount of Notes purchased in the Tender Offer will be prorated as set forth in the Offer to Purchase.
Consideration and Accrued Interest
The consideration (the “Early Tender Consideration”) offered per $1,000 principal amount of Notes validly tendered at or prior to the Early Tender Time, and accepted for purchase pursuant to the Tender Offer, will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes (the “Fixed Spread”) specified in the table above, plus the yield to maturity based on the bid-side price of the U.S. Treasury Reference Security specified in the table above as quoted on the Bloomberg Reference Page specified in the table above at 10:00 a.m., New York City time, on August 22, 2024, unless extended or the Tender Offer is earlier terminated by the Company.
The Early Tender Time is the last date and time for holders to tender their Notes in order to be eligible to receive the Early Tender Consideration. Holders of any Notes that are validly tendered after the Early Tender Time, but at or prior to the Expiration Time, and that are accepted for purchase, will receive an amount equal to the Early Tender Consideration minus the Early Tender Premium (the “Late Tender Consideration”).
In addition to the Early Tender Consideration or the Late Tender Consideration, as applicable, holders whose Notes are purchased in the Tender Offer will receive accrued and unpaid interest from the last interest payment date up to, but not including, the applicable settlement date.
Settlement
Except as set forth in the paragraph below, payment for the Notes that are validly tendered at or prior to the Expiration Time, and that are accepted for purchase, will be made on the date referred to as the “Final Settlement Date.” The Company anticipates that the Final Settlement Date will be September 10, 2024, the second business day after the Expiration Time, subject to all conditions to the Tender Offer, including the Financing Condition, having been satisfied or waived by the Company.
The Company reserves the right, in its sole discretion, to pay for Notes that are validly tendered at or prior to the Early Tender Time, and that are accepted for purchase, on a date following the Early Tender Time and prior to the Expiration Time (the “Early Settlement Date”). The Company anticipates that the Early Settlement Date will be August 23, 2024, the second business day after the Early Tender Time, subject to all conditions to the Tender Offer, including the Financing Condition, having been satisfied or waived by the Company.
Withdrawal Conditions
Notes tendered pursuant to the Tender Offer may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on August 21, 2024, unless extended or the Tender Offer is earlier terminated by the Company (such date and time, as it may be extended, the “Withdrawal Deadline”), but not thereafter.
After the Withdrawal Deadline, holders may not withdraw their tendered Notes unless the Company amends the Tender Offer in a manner that is materially adverse to the tendering holders, in which case withdrawal rights may be extended to the extent required by law, or as the Company otherwise determines is appropriate to allow tendering holders a reasonable opportunity to respond to such amendment. Additionally, the Company, in its sole discretion, may extend the Withdrawal Deadline for any purpose. Notes withdrawn prior to the Withdrawal Deadline may be tendered again at or prior to the Expiration Time, in accordance with the procedures set forth in the Offer to Purchase.

If a holder holds their Notes through a custodian bank, broker, dealer or other nominee, such nominee may have an earlier deadline or deadlines for receiving instructions to participate or withdraw tendered Notes in the Tender Offer.
The Company’s obligation to accept for purchase and to pay for the Notes validly tendered in the Tender Offer is subject to the satisfaction or waiver of a number of conditions described in the Offer to Purchase, including the Financing Condition. The Tender Offer may be terminated or withdrawn, subject to applicable law. The Company reserves the right, subject to applicable law, to (i) waive any and all conditions to the Tender Offer, (ii) extend or terminate the Tender Offer or (iii) otherwise amend the Tender Offer in any respect (including increasing or decreasing the Maximum Tender Amount).
Dealer Manager and Depositary and Information Agent
The Company has appointed Barclays Capital Inc. as dealer manager (the “Dealer Manager”) for the Tender Offer. The Company has retained D.F. King & Co., Inc. as the depositary and information agent for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: Barclays Capital Inc. at (800) 438-3242 (toll-free) or (212) 528-7581 (collect). Requests for documents and questions regarding the tendering of securities may be directed to D.F. King & Co., Inc. by telephone at (212) 269-5550 (for banks and brokers only) or (877) 732-3613 (toll-free) or by email at post@dfking.com or to the Dealer Manager at its telephone numbers.
None of the Company, the Dealer Manager, the depositary and information agent or the trustee for the Notes makes any recommendation as to whether holders of the Notes should tender any Notes in response to the Tender Offer. Holders of the Notes must make their own decision as to whether to tender any of their Notes and, if so, the principal amount of Notes to tender. This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Tender Offer is being made solely by means of the Offer to Purchase. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
From time to time after completion of the Tender Offer, the Company or its affiliates may purchase additional Notes in the open market, in privately negotiated transactions, through tender or exchange offers or other methods, or the Company may redeem Notes pursuant to their terms. Any future purchases may be on the same terms or on terms that are more or less favorable to holders of the Notes than the terms of the Tender Offer.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, are made throughout this press release, including statements regarding the Tender Offer and the Offer to Purchase. These forward-looking statements are sometimes identified from the use of forward-looking words such as “believe,” “should,” “could,” “potential,” “continue,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “aim,” “intend,” “plan,” “forecast,” “target,” “is likely,” “will,” “can,” “may,” “would” or the negative of these terms or similar expressions elsewhere in this press release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the Tender Offer and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and Exchange Commission. The Company may not consummate the Tender Offer as described in this press release and there can be no assurance that the Tender Offer will be completed as anticipated or at all. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements.
About Post Holdings, Inc.
Post Holdings, Inc., headquartered in St. Louis, Missouri, is a consumer packaged goods holding company with businesses operating in the center-of-the-store, refrigerated, foodservice and food ingredient categories.

Contact:
Investor Relations
Daniel O’Rourke
daniel.orourke@postholdings.com
(314) 806-3959
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